EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-122490) of Pennsylvania Commerce Bancorp, Inc. of our report dated May 13, 2005 relating to the financial statements of the Commerce Bank/Harrisburg Retirement Savings Plan included in this annual report on Form 11-K for the year ended December 31, 2004.

/s/ BEARD MILLER COMPANY LLP

Harrisburg, Pennsylvania
June 24, 2005